UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2010
ULTA SALON, COSMETICS & FRAGRANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33764	36-3685240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Remington Blvd., Suite 120
Bolingbrook, Illinois 60440
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (630) 410-4800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (b) On April 26, 2010, Ulta Salon, Cosmetics & Fragrance, Inc. (“Ulta”) announced that Ms. Lyn Kirby will resign as Chief Executive Officer of Ulta between June 30 and September 2, 2010 (the “Termination Date”). In connection with her resignation, Ulta and Ms. Kirby entered into a Succession Agreement dated April 23, 2010, attached hereto as Exhibit 10.1. Ms. Kirby intends to remain on the Board of Directors, subject to her re-election at the next annual meeting, through March 2011. The following summarizes the material provisions of such agreement:
•	Ms. Kirby will continue to be entitled to her base salary through her Termination Date, and will be eligible for a pro rata bonus for 2010, based on Ulta’s performance for the year. Additionally, Ulta has agreed to continue her medical, dental and life insurance benefits, on the same basis as active employees, through the Original End Date.

•	If requested by the Board, Ms. Kirby will resign from the Board on March 17, 2011, or if later, the date Ulta announces its fiscal year 2010 earnings (the “Original End Date”), such date being the end of the employment term under Ms. Kirby’s employment agreement with Ulta (filed as an Exhibit to Ulta’s Form 10-Q on June 16, 2008).

•	If Ms. Kirby remains a member of the Board through the Original End Date, and until Ms. Kirby resigns from the Board, she will be entitled to the following, subject to her compliance with her noncompete, nonsolicitation and confidential information covenants and the execution of a general release of claims after her Termination Date:
•	Continued vesting in all outstanding options held by Ms. Kirby for so long as she remains a member of the Board.

•	All post-termination exercise periods for outstanding options will begin when Ms. Kirby ceases to be a member of the Board.

•	She will be granted the 2010 Option, as defined in her employment agreement, at an exercise price equal to the greater of $22.86 and the closing price on the date of the grant. The 2010 Option shall vest and become exercisable on the Original End Date provided that she remains a member of the Board through that date. Additionally, if the exercise price of the 2010 Option is higher than $22.86, Ulta will pay Ms. Kirby the difference between the exercise price of the 2010 Option and $22.86 multiplied by the number of shares of common stock subject to the 2010 Option.

•	The 31,600 options, granted on October 25, 2009, which are originally scheduled to vest on October 25, 2011, will vest on the Original End Date provided Ms. Kirby remains a member of the Board through such date. However, such options will be exercisable only from October 25, 2011 through January 25, 2012.

•	Ms. Kirby agrees to cancel and forfeit her right to an additional 63,200 options which were scheduled to be granted October 25, 2010, provided certain performance targets were met.
•	Ms. Kirby will not receive any severance under her 2008 employment agreement as a result of her resignation pursuant to and in accordance with the Succession Agreement.
          (c) On April 26, 2010, Ulta announced that Mr. Carl (“Chuck”) Rubin would be appointed Chief Operating Officer and President, and as a member of the Board of Directors, effective May 10, 2010, (the “Commencement Date”). In connection with Mr. Rubin’s appointment, Ulta and Mr. Rubin entered into an employment agreement dated April 12, 2010, attached hereto as Exhibit 10.2. The following summarizes the material provisions of such agreement:

•	During the term of his employment, Mr. Rubin will be appointed to and nominated to serve as a member of the Board. Ulta’s intention is to promote Mr. Rubin to Chief Executive Officer as the successor to Ms. Kirby.
•	Mr. Rubin’s compensation includes:
•	Annual base salary of $770,000, subject to future adjustments.

•	Target annual incentive at 100% of base salary, with a maximum annual incentive at 200%. The actual earned incentive for 2010 will be prorated based on the percentage of the fiscal year Mr. Rubin is employed by Ulta.

•	Participation in the long term incentive program (“LTIP”), beginning 2011. Pursuant to the LTIP, Mr. Rubin shall receive annual equity awards valued at 200% of base salary. These awards are subject to the terms of the Ulta 2007 Incentive Award Plan and the form award agreements approved by the Compensation Committee under the LTIP from time to time.

•	Special cash payment of $2,800,000. Mr. Rubin has represented to Ulta that upon termination of employment with his former employer, he forfeited the right to a $2,800,000 payment which otherwise would have been payable if he remained employed through September 2010. This special cash payment is intended to induce Mr. Rubin to commence employment with Ulta prior to September 2010, and compensate him for this lost payment.

•	Special hire restricted share grant equal to $2,775,000 divided by the average of the closing prices of the common stock over the fourteen days preceding the Commencement Date. Such restricted shares will vest in full on December 29, 2011, or if his employment is terminated without cause, prior thereto. These restricted shares will be subject to the terms of a restricted share agreement, attached hereto as Exhibit 10.3.

•	Special hire option grant with a Black-Scholes value equal to $2,400,000, but not less than 300,000 or more than 500,000 shares. Such options will vest and become exercisable in four equal installments commencing on February 1, 2011 and each subsequent anniversary, such that all such options will be fully vested on February 1, 2014. However, if Mr. Rubin’s employment is terminated without cause, he will be treated as vesting in an additional one-quarter of the options. These options will be subject to the terms of an option agreement, attached hereto as Exhibit 10.4.
•	Mr. Rubin agreed to an 18 month post-termination non-compete and thirty-six month non-solicitation of employees, as well as an unlimited covenant not to use or disclose confidential information.

•	In the event that Mr. Rubin’s employment is terminated without cause, upon execution of a release of claims and subject to his compliance with his noncompete, nonsolicitation and confidential information covenants, he shall be entitled to:
•	Severance equal to eighteen months of his base salary.

•	Any bonus actually earned, prorated based on the percentage of the fiscal year Mr. Rubin is employed by Ulta.

•	Accelerated vesting of the special hire restricted shares.

•	Accelerated vesting of one tranche of the special hire options.

•	Payment of the special cash payment, if such termination occurs before this amount is paid.

•	In the event Ulta does not appoint Mr. Rubin to Chief Executive Officer by March 30, 2011, he will be entitled to resign, and it will be treated as a termination without cause.
          A copy of the press release is filed as Exhibit 99.1 to this report. Mr. Rubin, age 50, has been President, North American Retail at Office Depot, since January 2006. Prior to that he served as Executive Vice President, Marketing and Merchandising for Office Depot from March 2004 to January 2006. Office Depot is not a parent, subsidiary or other affiliate of Ulta. Mr. Rubin does not have any family relationships with any of Ulta’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
10.1	Succession Agreement dated April 23, 2010 between Ulta and Lyn Kirby

10.2	Employment Agreement dated April 12, 2010 between Ulta and Carl Rubin

10.3	Restricted Stock Agreement

10.4	Stock Option Agreement

99.1	Press release issued by Ulta on April 26, 2010 announcing the hiring of Carl (“Chuck”) Rubin

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA SALON, COSMETICS & FRAGRANCE, INC.
Date: April 27, 2010	By:	/s/ Robert S. Guttman
Robert S. Guttman
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Succession Agreement dated April 23, 2010 between Ulta Salon, Cosmetics & Fragrance, Inc. and Lyn Kirby

10.2	Employment Agreement dated April 12, 2010 between Ulta Salon, Cosmetics & Fragrance, Inc. and Carl Rubin

10.3	Restricted Stock Agreement

10.4	Stock Option Agreement

99.1	Press release issued by Ulta Salon, Cosmetics & Fragrance, Inc. on April 26, 2010 announcing the hiring of Carl (“Chuck”) Rubin